UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 8, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock is quoted on the OTCQX® Best Market under the symbol “VXRT.”

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on August 5, 2025, Vaxart, Inc. (the “Company”) received written notification (the “Previous Notice”) in the form of a stop work order, directing the Company to stop work on all of the Company’s efforts with respect to Project Agreement No. 01; RRPV-24-04-NGVx-003, as modified through June 13, 2024 (the “Project Agreement”), under the Consortium Base Agreement with ATI, the Rapid Response Partnership Vehicle’s Consortium Management Firm funded by the Biomedical Advanced Research and Development Authority (“BARDA”) of the U.S. Department of Health and Human Services (such work subject to the foregoing stop work order, “Paused Work”). The Company was, however, permitted to continue efforts associated with the per protocol follow-up for the 10,000-person cohort, to the extent already dosed, in connection with the Phase 2b comparative study evaluating the Company's oral pill COVID-19 vaccine candidate (the “Trial”). The Company also disclosed that the Previous Notice further indicated that a follow-up notice with further details will follow.

On October 8, 2025, the Company received a notice (the “Follow-Up Notice”) from ATI, clarifying the scope of the Project Agreement. The Follow-Up Notice sets forth that BARDA intends to conclusively delimit the Project Agreement to exclude Paused Work. Despite this change, the approximately 5,000 participants already enrolled in the Trial will continue to be followed. Further, the Company will continue to receive funding with respect to its evaluation of the foregoing participants.

The Company believes that the Trial data from the enrolled participants will provide useful insights and a strong foundation of evidence that could potentially advance its COVID program.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts such as statements about the Company’s expectations as to Trial results or data and its belief that such results or data will be sufficient to support any development decisions or regulatory approval. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with the Company’s ability to achieve successful results in the Trial, the possibility that Trial outcomes may differ from current expectations of management, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	VAXART, INC.

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer